Exhibit 10.2

AMENDMENT NO. 1
TO
CONSTRUCTION AND TERM LOAN AGREEMENT
AND
AGREEMENT AS TO FUTURE FINANCING TRANSACTIONS

This AMENDMENT NO. 1 TO CONSTRUCTION AND TERM LOAN AGREEMENT AND AGREEMENT AS TO FUTURE FINANCING TRANSACTIONS, dated September 29, 2006 (this “Amendment”), is by and among PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Borrower”), the lenders named on the signature pages to this Amendment, TD BANKNORTH, N.A., a national banking association, as administrative agent for the Lenders (as defined below) (the “Administrative Agent”), and PACIFIC ETHANOL, INC., a Delaware corporation (“PEI”), and amends to the extent stated herein the Construction and Term Loan Agreement, dated April 10, 2006 (the “Original Loan Agreement”), among Borrower, the Lenders and the Administrative Agent. Capitalized terms used and not defined herein have the meanings ascribed to them in Schedule X of the Original Loan Agreement.

RECITALS:

WHEREAS, Borrower, the Lenders and the Administrative Agent are all of the parties to the Original Loan Agreement;

WHEREAS, the business requirements of Borrower have changed in a manner that has caused Borrower to determine that it is not in its best interest to utilize certain of the Loans made available by the Lenders to Borrower pursuant to the Original Loan Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Original Loan Agreement (including Schedule X thereto) so as to enable Borrower to pursue its preferred financing arrangements; and

WHEREAS, in consideration of the willingness of the Administrative Agent and the Lenders to amend the Original Loan Agreement, PEI and Borrower are willing to grant to the Lenders the right to participate in certain future financing transactions involving the Project;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS AND CONSENTS TO THE
ORIGINAL LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

Section 1.1. Amendment to Reflect No Obligation to Borrow Construction Loans. Section 2.1 of the Original Loan Agreement is hereby amended to include the following new subsection (c):

“(c) No Obligation to Borrow Construction Loans. Notwithstanding the foregoing or any other contrary provision of the Loan Documents, Borrower will have no obligation to borrow any Construction Loan at any time.”

Section 1.2. Amendments to Reflect Mandatory Term Loan Borrowing.

(a) Amendment to Section 2.2(b) of the Original Loan Agreement. Section 2.2(b)(i) of the Original Loan Agreement is hereby amended by adding the words “(if any)” after the words “and the repayment in full of all Construction Loans” in the third sentence thereof.

(b) Amendment to Section 2.7(b) of the Original Loan Agreement. Section 2.7(b) of the Original Loan Agreement is hereby amended to be and read in its entirety as follows:

“(b) Term Loans. Proceeds of the Term Loans may be used only to (i) refinance the principal of and accrued and unpaid interest on all Construction Loans outstanding on the Term Loan Conversion Date, if any, (ii) pay interest, fees and other expenses payable pursuant to Section 2.3, Section 2.5, Section 2.10 and Section 8.11, if any, and (iii) after the payment in full of all amounts described in the preceding clauses (i) and (ii), finance a distribution or dividend (directly or indirectly) to PEI (it being acknowledged and agreed that the amount of such distribution or dividend shall not exceed the amount of capital contributions made (directly or indirectly) by PEI to Borrower after the Closing Date in connection with or related to the development, construction, installation, start-up or testing of the Project). To the extent that proceeds of the Term Loans are not sufficient to pay in full all of the amounts described in clauses (i), (ii) and (iii) of the preceding sentence, such proceeds will be applied first to the amounts described in clause (i) of the preceding sentence, second to the amounts described in clause (ii) of the preceding sentence and third to the amounts described in clause (iii) of the preceding sentence until all of such proceeds have been disbursed. Any amount described in clauses (i) and (ii) of the first sentence of this paragraph not paid with the proceeds of the Term Loans will be payable in full by or on behalf of Borrower on the date on which the Term Loans are disbursed.”

(c) Amendment to the Definition of Term Loan Conversion Date. The definition of “Term Loan Conversion Date” is hereby amended to be and read in its entirety as follows:

“Term Loan Conversion Date” means the date on which Borrower borrows Term Loans in the aggregate initial principal amount equal to the maximum amount permitted pursuant to the definition of “Aggregate Term Loan Commitment” following the delivery of a Notice of Borrowing pursuant to Section 2.2(c) and the satisfaction of the conditions precedent contained in Section 3.3, which date must occur on or prior to December 15, 2006.”

Section 1.3. Amendments to Reflect Early Termination and Prepayment Provisions.

(a) Amendment to Section 2.8(b) of the Original Loan Agreement. Section 2.8(b) of the Original Loan Agreement is hereby amended to be and read in its entirety as follows:

“(b) Optional Prepayment. Borrower may, on any Business Day following the Term Loan Conversion Date, after having given the Administrative Agent at least ten (10) Business Days’ prior revocable notice and five (5) Business Days’ prior irrevocable notice, prepay in full the Term Loans and all other amounts then-outstanding under the Loan Documents (including amounts under Section 2.3, Section 2.5, Section 2.10 and Section 8.11). In connection with such prepayment, Borrower will pay to the Lenders the prepayment fee calculated in accordance with Section 2.8(c), if any.”

(b) Addition of New Section 2.11 to the Original Loan Agreement. A new Section 2.11 is hereby added to the Original Loan Agreement to be and read in its entirety as follows:

“Section 2.11 Early Termination and Failure to Borrow Term Loans.

(a) If the Term Loan Conversion Date has not occurred on or prior to December 15, 2006, Borrower may at its option terminate this Agreement and the other Loan Documents by delivering a written notice of such termination to the Administrative Agent and paying to the Administrative Agent, in immediately available funds for distribution to the Lenders in proportion to their Pro Rata Shares of the Aggregate Term Loan Commitment, a nonrefundable fee in the amount of $1,020,000.00 (the “Early Termination Fee”) (which shall be the sole fee required in connection with any such termination) and all other amounts then due and payable under Section 2.10, Section 8.11 and Section 8.12 of this Agreement and the other Loan Documents.

(b) Without duplication of Borrower’s obligations under clause (a) above, if Borrower has not borrowed Term Loans in the aggregate initial principal amount equal to at least $34,000,000 on or prior to December 15, 2006, and Borrower has not exercised its rights under clause (a) above, then Borrower will pay to the Administrative Agent, in immediately available funds for distribution to the Lenders in proportion to their Pro Rata Shares of the Aggregate Term Loan Commitment, a nonrefundable fee in the amount of the product of (i) $1,020,000.00 and (ii) a fraction, the numerator of which is the aggregate initial principal amount of Term Loans borrowed by Borrower on or prior to December 15, 2006, and the denominator of which is 34,000,000, such fee being payable to the Administrative Agent on December 15, 2006, and upon receipt by the Administrative Agent of such fee and all other amounts then due and payable under Section 2.10, Section 8.11 and Section 8.12 of this Agreement and the other Loan Documents, this Agreement and the other Loan Documents will terminate.

(c) In connection with any final prepayment of Term Loans (as notified by Borrower to the Administrative Agent) or in connection with any termination event described in clauses (a) and (b) above, upon the prepayment of such Loans or the payment of the Early Termination Fee (as applicable) and the other amounts provided for in Section 2.8 or this Section 2.11 (as applicable), this Agreement and the other Loan Documents shall automatically terminate and all Liens granted by the PEIX Parties under the Loan Documents shall automatically be released and terminate, in each case without further action of the parties. Without limiting the foregoing, the Administrative Agent shall execute and deliver all customary pay-off letters, UCC-3 Termination Statements and other documents and instruments reasonably necessary to effectuate such release and termination, as well as return to Borrower or its designee any pledged Collateral in the Administrative Agent’s possession or control.”

Section 1.4. Amendments to Reflect Term Loan Borrowing.

(a) Section 3.2 of the Original Loan Agreement is hereby amended as follows:

(i) Each of Sections 3.2(a)(ix)-(xi) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the words “[RESERVED]”.

(ii) Section 3.2 of the Original Loan Agreement is hereby amended by adding the following at the end of Section 3.2 of the Original Loan Agreement:

“Notwithstanding anything to the contrary herein (including this Section 3.2, Section 2.2(a) and Section 3.3), the parties acknowledge and agree that Borrower’s election to pay for Qualified Project Construction Expenses with the proceeds of capital or equity contributions (rather than Construction Loans) shall not be a valid basis for any Lender to decline to make a Construction Loan or Term Loan.”

(b) Section 3.3 of the Original Loan Agreement is hereby amended by adding the following at the end of Section 3.3 of the Original Loan Agreement:

“Notwithstanding anything to the contrary herein (including this Section 3.3. and Section 2.2(b)), if Borrower requests that the Lenders make a Term Loan the proceeds of which will be applied in whole or in part in the manner contemplated by Section 2.7(b)(iii) (and not in the manner contemplated by Section 2.7(b)(i)), then the conditions precedent specified in Sections 3.3(a)(iv)-(v), Sections 3.3(a)(viii)(A)-(B) and Sections 3.3(i)-(k) shall not be required to be satisfied until sixty (60) days after the date of disbursement of the Term Loan (and Borrower covenants with the Lenders that it will so satisfy such conditions on or before the date that is sixty (60) days after the date of disbursement of the Term Loan); provided, that it shall be a condition precedent to disbursement of the Term Loan that the Administrative Agent receive a certificate of the Engineer satisfactory to the Administrative Agent, certifying that as of the date of disbursement of the Term Loan the Project is capable of operating in a manner that will permit Borrower to comply with its obligations contained in Section 5.1(p).”

Section 1.5. Amendment to Distribution Covenant. Section 5.2(i) of the Original Loan Agreement is hereby amended by adding “or as contemplated by Section 2.7(b)” at the end of such Section.

Section 1.6. Consents to Certain Change Orders and Agreements.

(a) The Administrative Agent and each Lender hereby consent to and approve for all purposes under the Loan Documents (including, without limitation, Sections 3.2, 4.1(k), 5.1(e) and 5.2(c) of the Original Loan Agreement) each of the change orders listed on Schedule I hereto (and amendments, modifications or supplements thereto made after the date hereof) and any other change order executed by Borrower after the date hereof or any other expenditure which was not approved by the Lenders on the Closing Date; provided, that the payment obligations under such change orders and such expenditures are funded with the proceeds of capital or equity contributions received by Borrower (and not with the proceeds of Loans) and provided, further, that no such change order not listed on Schedule I hereto and no amendment, modification or supplement to any change order, and no other expenditure, materially alters the character of the Project. Without limiting the foregoing, the Administrative Agent and each Lender hereby acknowledge that Borrower may dispute any such change orders pursuant to the dispute procedures set forth in the EPC Contract or otherwise.

(b) Notwithstanding anything to the contrary in the Loan Documents, the Administrative Agent and each Lender hereby agree that, for so long as no Loans are outstanding, (i) Borrower will not be required to comply with Sections 4.1(k), 5.1(e)(i) (solely with respect to compliance with the Construction Budget and Construction and Draw Schedule), 5.1(e)(ii), 5.2(c)(ii)(solely with respect to the change orders listed in Schedule I hereto), and 5.2(c)(iv) of the Original Loan Agreement and (ii) any breach of any representation, warranty or covenant contained in any Loan Document resulting from any PEIX Party’s failure to perform under the EPC Contract or develop, construct, install, test or start-up the Project in the manner required by the Loan Documents shall not be deemed to be a Default or Event of Default if such breach could not reasonably be expected to have a Material Adverse Effect (taking into account the absence of any Loans made to Borrower).

(c) Notwithstanding anything to the contrary in the Loan Documents, the Administrative Agent and each Lender hereby agree that any PEIX Party may without restriction directly or indirectly pay for any Qualified Project Construction Expenses with funds other than Loan proceeds, and such payments may be considered capital or equity contributions to Borrower.

ARTICLE II
RIGHT TO PARTICIPATE IN FUTURE FINANCING TRANSACTIONS

Section 2.1. Right of Participation. In consideration of the agreement of the Administrative Agent and the Lenders to amend the Original Loan Agreement in the manner described in Article I of this Amendment, PEI hereby grants to each of the Lenders who are a party to the Original Loan Agreement as of August 1, 2006, the right to participate as a lender in any refinancing or multi-plant financing involving the Project that closes on or before December 31, 2006. Each Lender’s right to participate in any such refinancing or multi-plant financing will be in a proportion relative to such Lender’s Pro Rata Share of the Aggregate Term Loan Commitment (provided, that without PEI’s prior written consent, the Lenders will only have the right to provide up to $34,000,000 (in the aggregate) in commitments in respect of such refinancing or financing). If a Lender agrees to participate in such refinancing or multi-plant financing, then (a) the prepayment fee pursuant to the Original Loan Agreement (as amended by this Amendment) or Early Termination Fee due to that Lender in connection with such repayment shall be reduced by a fraction the numerator of which is the aggregate amount of such Lender’s commitment to participate in such refinancing or multi-plant financing and the denominator of which is the product of (i) such Lender’s Pro Rata Share of the Aggregate Term Loan Commitment and (ii) 34,000,000 or (b) if such Lender has previously received a prepayment fee or Early Termination Fee pursuant to the Original Loan Agreement, as amended by this Amendment, then such Lender will refund to Borrower, on the date of such refinancing or financing, the difference between the fee received by it and the amount that would otherwise be payable to such Lender pursuant to the preceding clause (a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties. Each of PEI, Borrower, the Administrative Agent and the Lenders represents and warrants to each other party to this Amendment on and as of the date hereof that (a) it is duly organized or formed, validly existing and in good standing under the Laws of the United States of America or the state of its incorporation or formation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its current or proposed business and operations or the ownership of its properties, (b) it has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform this Amendment and to conduct its business as currently conducted and as proposed to be conducted, (c) it has taken all necessary action to execute, deliver and perform this Amendment and (d) this Amendment has been duly executed and delivered by it and constitutes the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by general principles of equity.

Section 3.2. No Default or Event of Default. Each of the Administrative Agent and the Lenders acknowledges that, as of the date of this Amendment, no Default or Event of Default has occurred and is continuing under the Original Loan Agreement. Each of PEI and Borrower acknowledges and agrees that, as of the date of this Amendment, none of the Administrative Agent and the Lenders is in default of its obligations under the Loan Documents.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

Section 4.2. Costs and Expenses. PEI and Borrower agree to pay to the Administrative Agent and the Lenders on demand all reasonable, documented costs and expenses incurred or arising in connection with the preparation, documentation, negotiation, execution and delivery of this Amendment.

Section 4.3. Continuing Effect of Other Loan Documents. Except as set forth in Article I hereof, the terms and provisions of the Loan Documents remain in full force and effect without change, amendment, waiver or modification. This Amendment constitutes a Loan Document and, from and after the date hereof, the Original Loan Agreement shall be deemed to be amended as provided in Article I hereof.

Section 4.4. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR STATUTE THERETO).

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment No. 1 to Construction and Term Loan Agreement and Agreement as to Future Financing Transactions to be executed on the date first above written.

PACIFIC ETHANOL MADERA LLC

By /s/ John T. Miller
Name: John T. Miller
Title: President

TD BANKNORTH, N.A.,
as the Administrative Agent, a Construction
Lender and a Term Lender

By /s/ Jerome P. Peters, Jr.
Name: Jerome P. Peters, Jr.
Title: Senior Vice President

COMERICA BANK,
as a Construction Lender and a Term Lender

By /s/ Robert J. Harlan
Name: Robert J. Harlan
Title: Vice President

PACIFIC ETHANOL, INC.

By /s/ John T. Miller
Name: John T. Miller
Title: COO

Schedule I

Change Orders

GMP At Financial Close	50,635,346.62	Includes Change Order 4's 1-6

Approved & Agreed Change Orders Change Order #7	158,469.92	Permits, etc
Change Order #8	1,576,326,64	CLS system
Change Order #9	(384,237.03)	Emergency Generator
Change Order #10	270,236.72	Electrical
Change Order #11	307,904.87	12kV switchgear
Change Order #12	352,358.22	Electrical, water
Change Order #13	412,646.02	Electrical
	2,693.705.36	Subtotal CO's 7-13

Total Approved & Agreed GMP	53,329,051.98

Potential Change Orders Signed (CO's unsigned)
Change Order #14	307,713.80	Design, Acceleration
Change Order #15	130,919.30	Permits
Change Order #16	245,221.01	Acceleration
Change Order #17	299,373,67	Acceleration
	983,227.78	Subtotal CO's 14-17

Total GMP Post CO #'s 14-17	54,312,279.76